EXHIBIT 11
                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
                   THREE MONTHS ENDED MARCH 31, 2000 AND 1999


                                                     Three Months Ended
                                                           March 31,
                                           -----------------------------------
                                                2000                  1999
                                           -----------------------------------
BASIC AND DILUTED
      Weighted average shares outstanding     19,234,000            13,418,000
                                           =============          ============

      Net loss                             $  (2,758,952)           (3,320,364)
                                           =============          ============

      Basic loss per share                 $       (0.14)                (0.25)
                                           =============          ============

ADDITIONAL DILUTED CALCULATION

      Net loss, above                      $  (2,758,952)           (3,320,364)
                                           =============         =============

      Additional adjustment to weighted
       average number of shares:

      Weighted average shares
       outstanding, above                     19,234,000            13,418,000
      Dilutive effect of contingently
       issuable shares, stock options
       and convertible preferred stock         5,084,000             4,479,000
                                           -------------          ------------

      Weighted average number of              24,318,000            17,897,000
       shares, adjusted                    =============          ============

      Diluted loss per share, adjusted     $       (0.11)  (A)           (0.19)
                                           =============          ============


      (A)  This  calculation  is  submitted  in accordance  with Regulation
           S-K item 601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.